Exhibit 99.4

Van Wert
Federal Savings Bank

Dear Valued Customer:
I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion (the "Plan"), Van Wert Federal Savings Bank will convert from the mutual (meaning no stockholders) to the stock form of ownership. To accomplish the conversion, VWF Bancorp, Inc., a newly formed Maryland corporation that will become the holding company for Van Wert Federal Savings Bank, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, Proxy Materials and a Questions and Answers Brochure describing the conversion, the offering and the Plan.

THE PROXY VOTE:

Your vote is extremely important for us to complete the conversion. Although we have received conditional regulatory approval to implement the Plan, we must receive the vote of Van Wert Federal Savings Bank's members, who are depositors and borrowers of Van Wert Federal Savings Bank, in favor of the Plan. **NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING "AGAINST" THE PLAN.** Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Van Wert Federal Savings Bank. Please vote all the Proxy Cards you receive — none are duplicates! **To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card.**

OUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE PLAN.
Please note:

- The proceeds resulting from the sale of stock by VWF Bancorp, Inc. will support our business strategy.
- There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at Van Wert Federal Savings Bank.
- Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
- You will continue to enjoy the same services with the same board of directors, management and staff.
- Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an eligible depositor and/or borrower of Van Wert Federal Savings Bank, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. The enclosed Prospectus describes the offering in more detail. **Please read the Prospectus carefully before making an investment decision.**

If you are interested in ordering shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, **by overnight delivery to the indicated address on the Stock Order Form,** by hand-delivery to Van Wert Federal Savings Bank's office located at 976 S. Shannon St., Van Wert, Ohio, or by mail using the Stock Order Reply Envelope provided. **Stock Order Forms and full payment must be *received* (not postmarked) before 4:00 p.m., Eastern Time, on June 15, 2022.** If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center *promptly* for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a VWF Bancorp, Inc. stockholder. Thank you for your continued support as a Van Wert Federal Savings Bank customer.

Sincerely,

Gary L. Clay

Gary L. Clay
Chairman of the Board

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

QUESTIONS?
Call our Information Center at [__________],
from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

VWF-M

VWF Bancorp, Inc.

Dear Friend:

I am pleased to tell you about an investment opportunity. VWF Bancorp, Inc., a newly formed Maryland corporation that will serve as the parent company of Van Wert Federal Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a plan of conversion that provides for the conversion of Van Wert Federal Savings Bank from the mutual (meaning no stockholders) to the stock form of ownership.

Our records indicate that you were a depositor of Van Wert Federal Savings Bank as of the close of business on December 31, 2020 or March 31, 2022, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are offered for sale to the general public. **The enclosed Prospectus describes the offering in more detail. Please read the Prospectus carefully before making an investment decision.**

If you are interested in ordering shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, **by overnight delivery to the indicated address on the Stock Order Form,** by hand-delivery to Van Wert Federal Savings Bank's office located at 976 S. Shannon St., Van Wert, Ohio, or by mail using the Stock Order Reply Envelope provided. **Stock Order Forms and full payment must be *received* (not postmarked) before 4:00 p.m., Eastern Time, on June 15, 2022.** If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center *promptly* for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a VWF Bancorp, Inc. stockholder.

Sincerely,

Gary L. Clay
Chairman of the Board

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

QUESTIONS?
Call our Information Center at [________],
from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

VWF-F

VWF Bancorp, Inc.

Dear Potential Investor:

I am pleased to tell you about an investment opportunity. VWF Bancorp, Inc., a newly formed Maryland corporation that will serve as the holding company of Van Wert Federal Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a plan of conversion that provides for the conversion of Van Wert Federal Savings Bank from the mutual (meaning no stockholders) to the stock form of ownership.

Please read the enclosed Prospectus carefully before making an investment decision. If you are interested in ordering shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, **by overnight delivery to the indicated address on the Stock Order Form,** by hand-delivery to Van Wert Federal Savings Bank's office located at 976 S. Shannon St., Van Wert, Ohio, or by mail using the Stock Order Reply Envelope provided. **Stock Order Forms and full payment must be *received* (not postmarked) before 4:00 p.m., Eastern Time, on June 15, 2022.** If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center *promptly* for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a VWF Bancorp, Inc. stockholder.

Sincerely,

Gary L. Clay

Gary L. Clay
Chairman of the Board

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

QUESTIONS?
Call our Information Center at [_________],
from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

VWF-C

Van Wert Federal Savings Bank

Dear Customer:

Pursuant to a plan of conversion (the "Plan"), Van Wert Federal Savings Bank will be converting from the mutual (meaning no stockholders) to the stock form of ownership. To accomplish the conversion, VWF Bancorp, Inc., a newly formed Maryland corporation that will become the holding company for Van Wert Federal Savings Bank, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, Proxy Materials and a Questions and Answers Brochure describing the conversion, the offering and the Plan. We are asking you to help us in this endeavor, by voting to approve our Plan of Conversion.

THE PROXY VOTE:

OUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE PLAN.

Your vote is extremely important for us to complete the conversion. Although we have received conditional regulatory approval to implement the Plan, we must receive the vote of Van Wert Federal Savings Bank's members, who are depositors and borrowers of Van Wert Federal Savings Bank, in favor of the Plan. **NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING "AGAINST" THE PLAN.** Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Van Wert Federal Savings Bank. Please vote all the Proxy Cards you receive — none are duplicates! **To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card.**

Please note:

- The proceeds resulting from the sale of stock by VWF Bancorp, Inc. will support our business strategy.
- There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at Van Wert Federal Savings Bank.
- Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
- You will continue to enjoy the same services with the same board of directors, management and staff.

THE STOCK OFFERING:

Unfortunately, VWF Bancorp, Inc. is unable to either offer or sell its common stock to you, because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities or other laws of your jurisdiction impractical for reasons of cost or otherwise. **Accordingly, this letter and the enclosures should not be considered an offer to sell or a solicitation of an offer to buy the common stock of VWF Bancorp, Inc.**

Thank you for your continued support as a Van Wert Federal Savings Bank customer.

Sincerely,

Gary L. Clay

Gary L. Clay
Chairman of the Board

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

QUESTIONS?

Call our Information Center at [__________],
from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

VWF-B

PERFORMANCE TRUST
CAPITAL PARTNERS

Dear Prospective Investor:

Performance Trust Capital Partners, LLC has been retained by Van Wert Federal Savings Bank and its proposed holding company, VWF Bancorp, Inc., as marketing agent in connection with the offering of VWF Bancorp, Inc. common stock.

At the request of Van Wert Federal Savings Bank, we are enclosing a Prospectus and Stock Order Form regarding the offering of shares of VWF Bancorp, Inc. common stock. We encourage you to read the enclosed Prospectus carefully before making an investment decision. If you have questions after reading the enclosed material, please call the Stock Information Center at [__________], from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, and ask for a Performance Trust representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for any action by you with regard to the enclosed material.

Sincerely,

PERFORMANCE TRUST
CAPITAL PARTNERS

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Performance Trust Capital Partners is a member of FINRA and SIPC.

VWF-BD

CONTROL NUMBER

REVOCABLE PROXY

☑ **Please vote by marking one of the boxes as shown.**

1. The approval of a Plan of Conversion whereby Van Wert Federal Savings Bank will convert from the mutual form of organization to the stock form of organization and will become the wholly owned subsidiary of a new stock holding company to be known as VWF Bancorp, Inc., as described in more detail in the accompanying proxy statement (the "Conversion"). **FOR** ☐ **AGAINST** ☐

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the proposals, only if signed and dated. If any other business is presented at the Special Meeting of Members (the "Meeting"), including whether or not to adjourn the Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting. This proxy also confers discretionary authority on the board of directors to vote with respect to any other business that may come before the Meeting or any adjournment of the Meeting.

The undersigned acknowledges receipt from Van Wert Federal Savings Bank, before the execution of this proxy, of both Notice of the Special Meeting of Members and a Proxy Statement for the Meeting.

Signature: ______________________________ **Date:** ____________________**, 2022**

NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

▲ **FOLD AND DETACH THE PROXY CARD HERE** ▲

YOUR PROMPT VOTE IS IMPORTANT!

Phone or Internet voting is a quick and simple way to vote, available through 1:59 p.m., Eastern Time, on June 28, 2022

VOTE BY PHONE

(866) 467-1109

Use the telephone to vote your proxy. Have your Proxy Card in hand when you access the telephone voting line. You will be prompted to enter online your 10 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

OR

VOTE BY INTERNET

proxypush.com/VWF

Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website. You will be prompted to enter online your 10 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

OR

VOTE BY MAIL

☑ Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Reply Envelope provided.

If you vote by Phone or Internet you do NOT need to return your Proxy Card by mail.

NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN OF CONVERSION.

PLEASE VOTE ALL PROXY CARDS RECEIVED.
NONE ARE DUPLICATES.

VWF-PC

REVOCABLE PROXY VAN WERT FEDERAL SAVINGS BANK SPECIAL MEETING OF MEMBERS TO BE HELD ON JUNE 28, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VAN WERT FEDERAL SAVINGS BANK FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON JUNE 28, 2022, AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION. The above-signed being a member of Van Wert Federal Savings Bank hereby authorizes the full Board of Directors, and each of them, with full powers of substitution, to represent the above-signed at the Special Meeting of Members (the “Meeting”) to be held on June 28, 2022, at 2:00 p.m., Eastern Time, at 976 S. Shannon St., Van Wert, Ohio, and at any adjournment or postponement of the Meeting, to act with respect to all votes that the undersigned would be entitled to cast if then personally present, as set forth above. Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Van Wert Federal Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Meeting. (CONTINUED ON REVERSE SIDE) THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PLAN OF CONVERSION. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PLAN OF CONVERSION. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES. VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF VWF BANCORP, INC. COMMON STOCK IN THE OFFERING. S FOLD AND DETACH THE PROXY CARD HERE S VWF-PC

REVOCABLE PROXY S FOLD AND DETACH THE PROXY CARD HERE S CONTROL NUMBER Please vote by marking one of the boxes as shown. ✔ VWF-BRANCH NAME ADDRESS 1 ADDRESS 2 CITY STATE ZIP EMAIL 1. The approval of a Plan of Conversion whereby Van Wert Federal Savings Bank will convert from the mutual form of organization to the stock form of organization and will become the wholly owned subsidiary of a new stock holding company to be known as VWF Bancorp, Inc., as described in more detail in the accompanying proxy statement (the “Conversion”). This proxy is revocable and will be voted as directed, but if no LQVWUXFWLRQV DUH VSHFL¿HG WKLV SUR[\ ZLOO EH YRWHG ³)25´ WKH proposals, only if signed and dated. If any other business is SUHVHQWHG DW WKH 6SHFLDO 0HHWLQJ RI 0HPEHUV WKH ³0HHWLQJ´  including whether or not to adjourn the Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting. This proxy also confers discretionary authority on the board of directors to vote with respect to any other business that may come before the Meeting or any adjournment of the Meeting. The undersigned acknowledges receipt from Van Wert Federal Savings Bank, before the execution of this proxy, of both Notice of the Special Meeting of Members and a Proxy Statement for the Meeting. Signature: ______________________________________________________________ Date: ____________________, 2022 NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, DGPLQLVWUDWRUWUXVWHHRUJXDUGLDQSOHDVHJLYH\RXUIXOOWLWOH&RUSRUDWLRQVRUSDUWQHUVKLSSUR[LHVVKRXOGEHVLJQHGE\DQDXWKRUL]HGRႈFHU FOR AGAINST

S FOLD AND DETACH THE PROXY CARD HERE S VWF-BRANCH REVOCABLE PROXY VAN WERT FEDERAL SAVINGS BANK SPECIAL MEETING OF MEMBERS TO BE HELD ON JUNE 28, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VAN WERT FEDERAL SAVINGS BANK FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON JUNE 28, 2022, AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE 2)63(&,$/0((7,1*<285%2$5'2)',5(&725681$1,0286/<5(&200(1'67+$7<28927(³)25´ APPROVAL OF THE PLAN OF CONVERSION. The above-signed being a member of Van Wert Federal Savings Bank hereby authorizes the full Board of Directors, and each of them, with full powers of substitution, to represent the above-signed at the Special Meeting of Members (the “Meeting”) to be held on June 28, 2022, at 2:00 P.M., Eastern Time, at 976 S. Shannon St., Van Wert, Ohio, and at any adjournment or postponement of the Meeting, to act with respect to all votes that the undersigned would be entitled to cast if then personally present, as set forth above. Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Van Wert Federal Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Meeting.  &217,18('215(9(56(6,'(

VWF-QA Questions Questions & Answers Answers about our reorganization and stock offering about our reorganization and stock offering

This pamphlet answers questions about our conversion and offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the "Risk Factors" section.

VWF Bancorp, Inc. is offering shares of its common stock for sale on a best efforts basis in connection with the conversion of Van Wert Federal Savings Bank from the mutual to the stock form of organization.

GENERAL — THE CONVERSION

Our board of directors has determined that the conversion is in the best interests of our organization, our customers and the communities we serve.

Q. What is the conversion?

A. Under our plan of conversion (the "Plan"), Van Wert Federal Savings Bank will convert from the mutual (meaning no stockholders) to the stock form of ownership, through the sale of shares of VWF Bancorp, Inc. common stock. Upon completion of the conversion, 100% of the common stock of VWF Bancorp, Inc. will be owned by stockholders, and VWF Bancorp, Inc. will own Van Wert Federal Savings Bank.

Q. What are the reasons for the conversion and offering?

A. Our primary reasons for converting and raising additional capital through the offering are to:

- increase capital to support future growth and profitability;
- retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; and
- offer our customers and employees an opportunity to purchase an equity interest in Van Wert Federal by purchasing shares of common stock of VWF Bancorp.

Q. Is Van Wert Federal Savings Bank considered "well-capitalized" for regulatory purposes?

A. Yes. As of March 31, 2022, Van Wert Federal Savings Bank was considered "well-capitalized" for regulatory purposes.

Q. Will customers notice any change in Van Wert Federal Savings Bank day-to-day activities as a result of the conversion and offering?

A. No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion. Van Wert Federal Savings Bank will continue to operate as an independent savings bank.

Q. Will the conversion and stock offering affect customers' deposit accounts or loans?

A. No. The conversion and stock offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. **Deposit accounts will not be converted to stock.**

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to approval by Van Wert Federal Savings Bank's members (i.e., depositors and eligible borrowers of Van Wert Federal Savings Bank).

Q. Why should I vote "FOR" the Plan?

A. Your vote "For" the Plan is extremely important to us. Each Van Wert Federal Savings Bank member as of April 30, 2022 received a Proxy Card attached to a Stock Order Form. These packages also included a Proxy Statement describing the Plan which cannot be implemented without the approval of the members of Van Wert Federal Savings Bank.

Voting does not obligate you to purchase shares of common stock in the offering.

Q. What happens if I don't vote?

A. Your vote is very important. Proxy Cards not voted will have the same effect as voting "Against" the Plan.

Without sufficient favorable votes, we cannot complete the conversion and the related stock offering.

Q. How do I vote?

A. Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. **Alternatively, you may vote by Phone or Internet** by following the simple instructions on the Proxy Card. **PLEASE VOTE PROMPTLY.** Phone or Internet voting is available 24 hours a day.

Q. How many votes are available to me?

A. Depositors of Van Wert Federal Savings Bank at the close of business on April 30, 2022 are entitled to one vote for each $100 or fraction thereof on deposit at Van Wert Federal Savings Bank. In addition, eligible borrowers from Van Wert Federal Savings Bank at the close of business on April 30, 2022 are entitled to one vote in addition to any votes they may also be entitled to cast as depositors. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q. Why did I receive more than one Proxy Card?

A. If you had more than one deposit or loan account at Van Wert Federal Savings Bank at the close of business on April 30, 2022, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q. More than one name appears on my Proxy Card. Who must sign?

A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES Q. +RZPDQ\VKDUHVDUHEHLQJRႇHUHGDQGDWZKDWSULFH" A. 9:)%DQFRUS,QFLVRႇHULQJIRUVDOHEHWZHHQ and 2,530,000 shares of common stock (subject to increase to 2,909,500 shares) at $10.00 per share. No sales commission will be charged to purchasers. Q. :KRLVHOLJLEOHWRSXUFKDVHVWRFNGXULQJWKHVWRFNRႇHULQJ" A. Pursuant to the Plan, non-transferable rights to subscribe for shares of VWF Bancorp, Inc. common stock in the 6XEVFULSWLRQ2ႇHULQJ have been granted in the following descending order of priority: 3ULRULW\ — Depositors of VanWert Federal Savings Bank with aggregate balances of $50 or more at the FORVHRIEXVLQHVVRQ'HFHPEHU 3ULRULW\²2XUWD[TXDOL¿HGHPSOR\HHEHQH¿WSODQV 3ULRULW\ — Depositors of Van Wert Federal Savings Bank with aggregate balances of $50 or more at the FORVHRIEXVLQHVVRQ0DUFKDQG 3ULRULW\ — Depositors and eligible borrowers of Van Wert Federal Savings Bank at the close of business on April 30, 2022. Shares not sold in the 6XEVFULSWLRQ 2ႇHULQJ may be RႇHUHGIRUVDOHWRWKHSXEOLFLQD&RPPXQLW\2ႇHULQJ, with a preference given to natural persons and trusts of natural SHUVRQVUHVLGLQJLQ9DQ:HUW&RXQW\2KLR   6KDUHVQRWVROGLQWKH6XEVFULSWLRQDQG&RPPXQLW\2ႇHULQJV PD\ EH RႇHUHG IRU VDOH WR WKH JHQHUDO SXEOLF WKURXJK D 6\QGLFDWHG&RPPXQLW\2ႇHULQJ. Q. I am eligible to subscribe for shares of common stock LQWKH6XEVFULSWLRQ2ႇHULQJEXWDPQRWLQWHUHVWHGLQ investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder? A. No. Subscription rights are non-transferable! 2QO\WKRVH eligible to subscribe for common stock in the Subscription 2ႇHULQJas listed above, may subscribe for shares in the 6XEVFULSWLRQ2ႇHULQJ7RSUHVHUYHVXEVFULSWLRQULJKWVWKH shares may only be registered in the name(s) of eligible DFFRXQW KROGHU V  2Q RFFDVLRQ XQVFUXSXORXV SHRSOH attempt to persuade account holders to transfer subscription ULJKWV RU WR VXEVFULEH VKDUHV LQ WKH RႇHULQJ EDVHG RQ an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the Subscription 2ႇHULQJ Q. How may I order shares during the Subscription and &RPPXQLW\2ႇHULQJV" A. 6KDUHVFDQEHRUGHUHGE\FRPSOHWLQJD6WRFN2UGHU)RUP and returning it, with full payment, so that it is received (not SRVWPDUNHG EHIRUHWKHRႇHULQJGHDGOLQH<RXPD\VXEPLW \RXU 6WRFN 2UGHU )RUP by overnight delivery to the indicated address on the Stock Order Form, by hand- GHOLYHU\WR9DQ:HUW)HGHUDO6DYLQJV%DQN¶VRႈFHORFDWHG DW66KDQQRQ6W9DQ:HUW2KLRRUE\PDLOXVLQJWKH 6WRFN2UGHU5HSO\(QYHORSHSURYLGHG Q. What is the deadline for ordering shares? A. 7RRUGHUVKDUHVLQWKH6XEVFULSWLRQ2ႇHULQJ\RXPXVWGHOLYHU D SURSHUO\ FRPSOHWHG VLJQHG 6WRFN 2UGHU )RUP ZLWK IXOO payment, so that it is received (not postmarked) before 4:00 p.m., Eastern Time, on June 15, 2022. Acceptable methods IRUGHOLYHU\RI6WRFN2UGHU)RUPVDUHGHVFULEHGDERYH Q. How may I pay for the shares? A. Payment for shares can be remitted in three ways: (1) %\ SHUVRQDO FKHFN EDQN FKHFN RU PRQH\ RUGHU made payable to VWF Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. (2) By authorized deposit account withdrawal of funds from your Van Wert Federal Savings Bank deposit DFFRXQW V 7KH6WRFN2UGHU)RUPVHFWLRQWLWOHG³0HWKRG of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the DFFRXQW V DWWKHWLPHWKH6WRFN2UGHU)RUPLVUHFHLYHG IRA or other retirement accounts held at Van Wert Federal Savings Bank may not be listed for direct withdrawal. See information on retirement accounts below. (3) By cash. 3OHDVHGRQRWPDLOFDVK Q. Will I earn interest on my funds? A. Yes. If you pay by cash, personal check, bank check or money order, you will earn interest at Van Wert Federal Savings Bank’s statement savings rate, which is subject to change at any time and is currently 0.01% per annum, from the date we process your payment until the completion RI WKH FRQYHUVLRQ DQG RႇHULQJ $W WKDW WLPH \RX ZLOO EH issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Van Wert Federal Savings Bank deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion RIWKHFRQYHUVLRQDQGRႇHULQJ Q. Are there limits to how many shares I can order? A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 50,000 shares ($500,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may SXUFKDVH PRUH WKDQ  VKDUHV   LQ DOO FDWHJRULHVRIWKHRႇHULQJFRPELQHG  0RUHGHWDLORQSXUFKDVHOLPLWVLQFOXGLQJWKHGH¿QLWLRQRI “associate” and “acting in concert”, can be found in the 3URVSHFWXVVHFWLRQHQWLWOHG³7KH&RQYHUVLRQDQG2ႇHULQJ — Additional Limitations on Common Stock Purchases”. Q. May I use my Van Wert Federal Savings Bank individual UHWLUHPHQWDFFRXQW ³,5$´ WRSXUFKDVHVKDUHV" A. It’s possible to use funds currently held in retirement accounts with Van Wert Federal Savings Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Van Wert Federal Savings Bank or elsewhere, please call our Stock Information Center for guidance as soon as possible but in no event later than two weeks before the June 15, 2022 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q. May I use a loan from Van Wert Federal Savings Bank to pay for shares?

A. No. Van Wert Federal Savings Bank, by regulation, may not extend a loan for the purchase of VWF Bancorp, Inc. common stock in the offering. Similarly, you may not use existing Van Wert Federal Savings Bank line of credit checks to purchase stock in the offering.

Q. May I change my mind after I place an order to subscribe for stock?

A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond July 30, 2022 or the number of shares of common stock to be sold is increased to more than 2,909,500 shares or decreased to less than 1,870,000 shares.

Q. Are directors and executive officers of Van Wert Federal Savings Bank planning to purchase stock?

A. Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 482,000 shares ($4,820,000) or approximately 26.6% of the shares to be sold in the offering at the minimum of the offering range.

Q. Will the common stock be insured?

A. No. Like any common stock, VWF Bancorp, Inc.'s common stock will not be insured by the Federal Deposit Insurance Corporation.

Q. Will dividends be paid on the stock?

A. Following completion of the offering, VWF Bancorp, Inc.'s board of directors will have the authority to declare dividends on the common stock. However, no decision has been made with respect to the payment of dividends. The payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; tax considerations; statutory and regulatory limitations; and general economic conditions.

Q. How will the shares of VWF Bancorp, Inc. trade?

A. We anticipate that the common stock sold in the offering will be quoted on the OTCQB Marketplace operated by OTC Markets Group. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell VWF Bancorp, Inc. common stock.

Q. If I purchase shares during the offering, when will I receive my shares?

A. All shares of VWF Bancorp, Inc. common stock sold in the offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

WHERE TO GET MORE INFORMATION

Q. How can I get more information?

A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, at [________], from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

PLEASE VOTE THE ENCLOSED PROXY CARD! If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card. You may vote by mail using the enclosed envelope or follow the Phone or Internet voting instructions on the Proxy Card. PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. VOTING DOES NOT OBLIGATE YOU TO PURCHASE COMMON STOCK DURING THE OFFERING. THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO OUR STAFF, MANAGEMENT OR YOUR DEPOSIT ACCOUNTS OR LOANS AT VAN WERT FEDERAL SAVINGS BANK. DEPOSIT ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK. If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates! QUESTIONS? Please call our Information Center at [________], from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays. VWF-PG1

PLEASE VOTE THE ENCLOSED PROXY CARD! If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card. You may vote by mail using the enclosed envelope or follow the Phone or Internet voting instructions on the Proxy Card. PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. VOTING DOES NOT OBLIGATE YOU TO PURCHASE COMMON STOCK DURING THE OFFERING. THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO OUR STAFF, MANAGEMENT OR YOUR DEPOSIT ACCOUNTS OR LOANS AT VAN WERT FEDERAL SAVINGS BANK. DEPOSIT ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK. If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates! QUESTIONS? Please call our Information Center at [_________], from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays. VWF-PG2

IMPORTANT NOTICE THIS PACKAGE INCLUDES PROXY CARD(S) REQUIRING YOUR PROMPT VOTE. IF MORE THAN ONE PROXY CARD IS ENCLOSED, PLEASE VOTE EACH CARD. THERE ARE NO DUPLICATE CARDS! THANK YOU! VWF-PF